UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2020

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series A Cumulative Redeemable Preferred Stock	REXR-PA	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 16, 2020, Rexford Industrial Realty, Inc. (the “Company”) announced that Adeel Khan, the Company’s Chief Financial Officer (“CFO”), notified the Company of his intent to step down as CFO. Mr. Khan’s departure is not due to a conflict or disagreement with the Company or the Company’s operations, policies or procedures, and Mr. Khan will continue to serve as CFO and assist in the transition of the CFO role to a successor during a transition period (as described below). The Company has begun the search to identify its next CFO.

In connection with Mr. Khan’s resignation and the transition and onboarding of a replacement CFO, Mr. Khan and the Company entered into a Letter of Resignation, dated January 15, 2020 (the “Resignation Letter”), pursuant to which Mr. Khan will use good faith, best efforts to continue to serve as CFO and, if a replacement CFO is found within a set timeframe, assist with the transition of the CFO duties to such replacement CFO during a transition period ending upon the earliest to occur of (i) the 90th day following the start date of a new CFO, and (ii) January 15, 2021 (the “Transition Period”). Concurrently, the Company is in discussions with Mr. Khan regarding a potential role for Mr. Khan at the Company following the Transition Period; provided, however, there is no guarantee that such a role will be fulfilled. During the Transition Period, provided that Mr. Khan does not resign and is not terminated for Cause (as defined in his Employment Agreement, dated November 25, 2014 (as amended, the “Employment Agreement”)) prior to the expiration of the Transition Period:

•
Mr. Khan shall receive regular payments of his base salary at the existing base salary of $425,000, payable in accordance with the Company’s regular payroll dates, which shall be paid for a period of not less than 6 months from January 15, 2020 irrespective of the date of hire and transition of a new CFO;

•
Mr. Khan shall continue to receive all of the health, welfare and retirement benefits currently in effect for Mr. Khan and his eligible dependents (on the same terms and conditions as currently apply, other than changes to any such plan(s) affecting officers of the Company generally), and following the expiration of the Transition Period, if Mr. Khan is no longer then employed by the Company, for a period extending for 12 months from the expiration of the Transition Period in the form of Company-paid COBRA;

•
Subject to Mr. Khan’s timely execution and non-revocation of a release (as provided in Mr. Khan’s Employment Agreement), Mr. Khan shall receive a prorated 2020 cash bonus based on actual attainment of the performance goals set forth in the 2020 named executive officer bonus criteria and leverage percentages established by the Committee, which cash bonus (if earned) shall be paid in 2021 when the other 2020 bonuses are paid to named executive officers, prorated for the period of January 1, 2020 through the employment start date of the replacement CFO; and

•
The outstanding and unvested LTIP units granted to Mr. Khan pursuant to his existing time-based LTIP unit agreements (2016, 2017, 2018 and 2019) and OPP performance unit agreements (2017, 2018 and 2019) (collectively, the “LTIP Agreements”), shall continue to vest and become nonforfeitable in accordance with the terms of the LTIP Agreements during Mr. Khan’s continued employment during the Transition Period, and to the extent Mr. Khan’s employment is terminated for any reason, all LTIP units unvested at the time of such termination shall be forfeited without further vesting or being deemed a Qualifying Termination (as defined in the LTIP Agreements).

The foregoing description of the Resignation Letter is qualified in its entirety by the full text of the Resignation Letter.

ITEM 7.01 REGULATION FD DISCLOSURE.

On January 16, 2020, the Company issued a press release announcing the resignation of Mr. Khan as CFO as discussed in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) is being “furnished” and shall not be deemed to be “filed” for the purposes of the Exchange Act, or otherwise subject to the liabilities of the Exchange Act, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release Dated January 16, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
January 16, 2020	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
January 16, 2020	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release Dated January 16, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)